                                                                   Exhibit 6.8

Pennsylvania Physician
Healthcare Plan, Inc.
Amendment No. 1 to
Agreement of Lease


                      AMENDMENT NO. 1 TO AGREEMENT OF LEASE

         THIS AMENDMENT made this 27 day of February, 1998 is attached to and made a part of the Agreement of Lease by and between Union Deposit Corp., agent for Union Deposit Limited Partnership having its office at P.O. Box 4153, Harrisburg, PA 17111 ("Landlord") and Pennsylvania Physician Healthcare Plan, Inc. ("Tenant") dated September 19, 1996.

         The Agreement of Lease is hereby modified and supplemented in accordance with the terms of this Amendment. Wherever there is any conflict between this Amendment and the Agreement of Lease, the provisions of this Amendment are paramount and the Agreement of Lease shall be construed accordingly.

         1. Premises. The Premises are amended by inserting the following: "The Premises shall include an additional 2,100 square feet ("Additional Space") as shown on Exhibit A attached hereto which replaces Exhibit A attached to the Agreement of Lease which contains a total rentable area of 13,123 square feet (the "Premises")."

         2. Completion by Landlord. The Additional Space shall be delivered to tenant in an "as is" condition.

         3. Term. Insert the following: "The Term as to the Additional Space shall commence on March 1, 1998. Delete "the fifth (5th) anniversary" in the last line and insert "February 28, 2003".

         5. Rent. (a) Minimum Annual Rent. Delete the Monthly Installment Schedule of Minimum Annual Rent and insert the following: "The Monthly Installment Schedule of Minimum Annual Rent shall be set forth on Exhibit C attached and made a part hereof."

                  (c) Base Operating Cost. Delete the Monthly Installment Schedule of Base Operating Cost and insert the following: "The Monthly Installment Schedule of Base Operating Cost shall be set forth on Exhibit C attached and made a part hereof."

         33. Option to Renew. Delete the last sentence and insert the following:
"The Minimum Annual Rent and Base Operating Cost for each year of the extended term shall be as set forth on Exhibit D attached hereto and made a part hereof."


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                                                                   Exhibit 6.8

         Except as set forth herein, the Agreement of Lease remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have executed this Amendment as of the day and year first above written.

ATTEST:                                    LANDLORD: Union Deposit Corp.,
                                           agent for Union Deposit Limited
                                           Partnership



/s/ Cindy L. Klinger                       By: /s/ Paul L. Mahoney       (SEAL)
--------------------                           --------------------------
                                               Paul L. Mahoney, Executive V.P.

WITNESS:                                   TENANT: Pennsylvania Physician
                                           Healthcare Plan, Inc.



/s/ T. Clark Phillip                       By: /s/ Richard A. Felice     (SEAL)
---------------------                          --------------------------



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                                                                   Exhibit 6.8

                                    EXHIBITS


          Exhibit "A" - First Floor Plan of Additional Space (omitted)

         Exhibit "C" - Chart of Monthly Installment Schedule of Minimum
                              Annual Rent and Base
                            Operating Cost (omitted)

            Exhibit "D" - Minimum Annual Rent and Base Operating Cost


         The Company will furnish a copy of any omitted exhibit upon request.


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                                                                   Exhibit 6.8


                                   EXHIBIT "D"


     UNION DEPOSIT CORPORATION, AGENT FOR UNION DEPOSIT LIMITED PARTNERSHIP
                                       AND
                          PENNSYLVANIA PHYSICIANS CARE
                                       FOR
                    SPRING CREEK PLAZA - 651 EAST PARK DRIVE
                            HARRISBURG, PENNSYLVANIA

                                      RENT

Option Period
Lease Year

         03/01/03 to 02/28/04               $211,637.06             $17,636.42
         03/01/04 to 02/28/05               $217,986.17             $18,165.51
         03/01/05 to 02/28/06               $224,525.76             $18,710.48
         03/01/06 to 02/28/07               $231,261.53             $19,271.79
         03/01/07 to 02/28/08               $238,199.38             $19,849.95


                               BASE OPERATING COST
                                     ESCROW

Option Period
Lease Year

         03/01/03 to 02/28/04               $ 73,161.68             $ 6,096.81
         03/01/04 to 02/28/05               $ 75,356.53             $ 6,279.71
         03/01/05 to 02/28/06               $ 77,617.23             $ 6,468.10
         03/01/06 to 02/28/07               $ 79,945.74             $ 6,662,15
         03/01/07 to 02/28/08               $ 82,344.12             $ 6,862.01

   One (1) successive renewal option of five (5) years, one (1) year's notice


Escalations:             3% per annum option period
Square Feet:             13,123